Exhibit 99.1

Phillips Edison & Company Reports First Quarter
2021 Results; Increases Estimated Value Per Share by 21% to $10.55

First quarter rent and recovery collections totaled over 95% of monthly billings

Leased occupancy increased from year-end to 94.8%, as new leases executed surpass pandemic-related closures

Record number of leases executed across record amount of gross leasable area

CINCINNATI - May 4, 2021 - Phillips Edison & Company, Inc. (“PECO” or the “Company”), an internally-managed real estate investment trust (“REIT”) and one of the nation’s largest owners and operators of grocery-anchored neighborhood shopping centers, reported net income of $0.1 million for the three months ended March 31, 2021 compared to $11.2 million for the three months ended March 31, 2020.

First Quarter 2021 Highlights (vs. First Quarter 2020)
•Same-center net operating income (“NOI”) decreased 0.9% to $86.5 million
•Rent and recovery collections from tenants (“Neighbors”) totaled over 95% of monthly billings for the quarter
•Leased portfolio occupancy totaled 94.8%, an increase from 94.7% at December 31, 2020, and a decrease from 95.6% at March 31, 2020
•Executed a record 316 leases (new, renewal, and options) totaling a record 1.4 million square feet
•Comparable new lease spreads were 12.4% and comparable renewal lease spreads were 8.0%
•Core funds from operations (“Core FFO”) increased 5.5% to $63.6 million; Core FFO per diluted share increased $0.02 to $0.20

Estimated Value Per Share Update
On April 29, 2021, PECO’s board of directors (the “Board”) increased the estimated value per share (“EVPS”) of its common stock by 21% to $10.55 based substantially on the estimated market value of PECO’s real estate and investment management business as of March 31, 2021. The updated value represents the midpoint of the range, which was $9.87 to $11.22, as provided by Duff & Phelps, LLC (“Duff & Phelps”), an independent third-party valuation firm. As of March 31, 2020, the Company’s EVPS was $8.75.
The increase is the result of several factors, including a significantly improved outlook for grocery-anchored shopping centers, a decrease in the applied discount rate as a result of a more stable economic environment, and the 4% decrease in share count resulting from PECO’s Q4 2020 tender offer.

Management Commentary
“2021 is off to a solid start for us,” commented Jeff Edison, Chairman and Chief Executive Officer of PECO. “Essentially all of our Neighbors are back open for business, occupancy has increased since the beginning of the year, and foot traffic at our centers has surpassed pre-pandemic levels. Leasing demand for brick and mortar retail space in our neighborhood centers has exceeded our expectations throughout the first quarter and into the second quarter.
“Looking forward, we believe our grocery-anchored neighborhood shopping centers are poised to benefit from Neighbors applying an omnichannel strategy. Our centers are complementary to e-commerce as their location

Exhibit 99.1
near the customer simplifies last mile delivery, facilitates buy online pick-up in store, or ‘BOPIS,’ and supports traditional in-store shopping due to the high level of traffic at our centers.
“As a result of the swift recovery in our portfolio, the improvement in the overall economy, and optimism about our future growth opportunities, the Board has increased our estimated value per share to $10.55, an increase of 21% compared to a year ago. We are committed to delivering long-term stockholder value and remain encouraged about the future of PECO.”

Collection Details
The table below outlines PECO’s collections for the second, third, and fourth quarters of 2020, as well as the first quarter of 2021, calculated as a percentage of monthly billings to Neighbors for rent and recoverable expenses (includes pro rata ownership through the Company’s joint ventures):

	Q1 2021	Q4 2020	Q3 2020	Q2 2020
Originally Reported	N/A	95%	94%	86%
Current(1)	95%	96%	96%	93%
(1)Including collections received through April 20, 2021.

PECO continues to collect rent and recoverable expenses for past billing periods. As a result, the corresponding periods reflect increased collection rates versus the originally reported figures.
As of April 20, 2021, PECO had collected over 95% of rent and recovery billings originally charged between April 1, 2020 and March 31, 2021. Of the total uncollected amount of approximately $23.7 million, $5.4 million is to be collected under executed payment plans and $5.9 million has been abated. PECO continues to work with its Neighbors on the remaining $12.4 million balance.

Three Months Ended March 31, 2021 Financial Results
Net Income
First quarter 2021 net income totaled $0.1 million compared to net income of $11.2 million for the first quarter of 2020.
The decrease was driven by a $16.0 million non-cash charge attributable to the increase in PECO’s earn-out liability related to the 2017 acquisition of Phillips Edison Limited Partnership, and a $5.0 million non-cash impairment charge related to property dispositions. Partially offsetting this was a $13.8 million gain on the sale of properties, a $2.7 million reduction of interest expense resulting from lower interest rates, and a $1.4 million decrease in general and administrative expenses.

FFO as Defined by the National Association of Real Estate Investment Trusts (“Nareit”)
For the first quarter of 2021, FFO attributable to stockholders and convertible noncontrolling interests decreased 34.1% to $45.0 million, or $0.14 per diluted share, from $68.2 million, or $0.20 per diluted share, during the same year-ago quarter.
The $23.2 million decrease for the first quarter of 2021 was primarily driven by the change in earn-out liability, which resulted in $16.0 million of expense for 2021, compared to $10.0 million of income a year ago. Excluding the earn-out adjustments, FFO would have been $61.0 million for the first quarter of 2021 compared to $58.2 million a year ago.

Core FFO
For the first quarter of 2021, Core FFO increased 5.5% to $63.6 million, or $0.20 per diluted share, compared to $60.2 million, or $0.18 per diluted share, during the same year-ago quarter.
The increase in Core FFO for the first quarter of 2021 was driven by lower interest costs and decreased general and administrative expenses. Core FFO per share also benefited from fewer shares outstanding as a result of PECO’s tender offer, which closed in December 2020. Core FFO excludes one-time non-cash items like the aforementioned earn-out liability and impairment.

Exhibit 99.1
Same-Center NOI
First quarter 2021 same-center NOI decreased 0.9% to $86.5 million compared to $87.3 million during the first quarter of 2020.
Results were driven by a 0.8% decrease in average same-center occupancy and continued reserves and abatements for Neighbors still recovering from the negative impacts of the COVID-19 pandemic. Partially offsetting this decrease was a $0.52, or 4.1%, increase in average base rent per square foot.

Three Months Ended March 31, 2021 Portfolio Overview
Portfolio Statistics
As of March 31, 2021, PECO’s wholly-owned portfolio consisted of 278 properties, totaling approximately 31.3 million square feet, located in 31 states. This compares to 285 properties, totaling approximately 31.9 million square feet, located in 31 states as of March 31, 2020.
Leased portfolio occupancy totaled 94.8% at March 31, 2021 as compared to 95.6% at March 31, 2020. On a sequential basis, occupancy increased from 94.7% at December 31, 2020.
Anchor occupancy decreased to 97.3% compared to 98.3% a year ago, and inline occupancy decreased to 89.8% from 90.1% at March 31, 2020. Leased portfolio occupancy accounts for all Neighbors under active leases.

Leasing Activity
During the first quarter of 2021, a record 316 leases (new, renewal, and options) were executed totaling a record 1.4 million square feet. This compared to 214 leases executed totaling 1.1 million square feet during the first quarter of 2020. The record leasing activity was the result of strong demand for PECO’s retail spaces in its well located, grocery-anchored centers.
Comparable rent spreads during the quarter, which compare the percentage increase (or decrease) of new or renewal leases to the expiring lease of a unit that was occupied within the past twelve months, were 12.4% for new leases, 8.0% for renewal leases (excluding options), and 9.3% combined (new and renewal leases only).

Disposition & Acquisition Activity
During the first quarter of 2021, PECO sold six properties and one outparcel, generating $58.4 million in proceeds. In the near term, disposition proceeds are expected to be used to fund tax-efficient acquisitions, to fund redevelopment opportunities in owned centers, and for general corporate purposes. PECO acquired two shopping centers and two outparcels for $39.9 million during the first quarter.

Balance Sheet Highlights at March 31, 2021
As of March 31, 2021, PECO had approximately $490.3 million of borrowing capacity available on its $500 million revolving credit facility, net of outstanding letters of credit.
Net debt to total enterprise value was 40.5% at March 31, 2021, compared to 44.5% at December 31, 2020. This improvement was driven by the change in the EVPS of PECO’s common stock.
Net debt to adjusted EBITDAre annualized was 7.4x at March 31, 2021, compared to 7.3x at December 31, 2020.
At March 31, 2021, the Company’s outstanding debt had a weighted-average interest rate of 3.0% and a weighted-average maturity of 3.8 years, and 69.8% of its total debt was fixed-rate debt. This compared to a weighted-average interest rate of 3.1%, a weighted-average maturity of 4.1 years, and 74.8% fixed-rate debt at December 31, 2020.

Distributions
For the three months ended March 31, 2021, total distributions of $36.2 million were paid to common stockholders and operating partnership unit (“OP unit”) holders, including $7.4 million reinvested through the Dividend Reinvestment Plan (“DRIP”), for net cash distributions of $28.8 million.
During the quarter, PECO made distributions in January, February, and March to its stockholders of record (on the given record date) in the amount of $0.02833333 per share, which is equal to $0.34 if annualized.

Exhibit 99.1
Subsequent to the quarter-end, PECO made a distribution on April 1, 2021 and May 3, 2021 in the same amount to stockholders of record at the close of business on March 15, 2021 and April 19, 2021, respectively.
On April 29, 2021, the Board authorized a monthly distribution in the same amount payable on June 1, 2021 to stockholders of record at the close of business on May 17, 2021. OP unit holders receive distributions at the same rate, subject to required tax withholding. Future distributions are not guaranteed; however, the Board intends to evaluate distributions on a monthly basis throughout 2021.
Since inception, the Company has distributed over $1.3 billion to its stockholders and OP unit holders in the form of monthly distributions.

Estimated Value Per Share Details
On April 29, 2021, the Company’s board of directors increased the EVPS of its common stock by 21% to $10.55 as of March 31, 2021.
Duff & Phelps was engaged to provide a calculation of the range in EVPS of the Company’s common stock as of March 31, 2021. Duff & Phelps prepared a valuation report based substantially on its estimate of the “as is” market values of the Company’s portfolio, adjusted to reflect balance sheet assets and liabilities and the estimated value of in-place contracts of the third-party asset management business provided by PECO’s management as of March 31, 2021. Duff & Phelps then calculated a range of estimated per share values based on the number of outstanding shares of common stock as of quarter end. These calculations produced an EVPS in the range of $9.87 to $11.22.
For a full description of the assumptions and methodologies used to determine the EVPS, see the Company’s Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 4, 2021, which is accessible on the SEC’s website at www.sec.gov.

Stockholder Update Call
Chairman and Chief Executive Officer Jeff Edison, President Devin Murphy, and Chief Financial Officer John Caulfield will host a conference call presentation to discuss PECO’s updated estimated value per share and first quarter 2021 results. There will not be a question and answer session following the prepared remarks.
Date: Wednesday, May 12, 2021
Time: 11:00 a.m. Eastern Time
Webcast link: https://services.choruscall.com/mediaframe/webcast.html?webcastid=HoX0wUCP
U.S. listen-only: (888) 346-2646
Replay: A webcast replay will be available approximately one hour after the conclusion of the presentation at https://services.choruscall.com/mediaframe/webcast.html?webcastid=HoX0wUCP
The conference call and accompanying slide presentation containing financial information will be available on the Events and Presentations page on the Company’s website at https://investors.phillipsedison.com/investors/events-presentations/default.aspx or www.phillipsedison.com/investors.
Interested parties will be able to access the conference call via online webcast or by telephone. If dialing in, please call the conference telephone number five minutes prior to the start time as an operator will register your name and organization. Participants should ask to join the Phillips Edison & Company call.
For more information on the Company’s financial results, please refer to the Company’s Form 10-Q, filed with the SEC on May 4, 2021 and available on the SEC’s website at www.sec.gov.

Exhibit 99.1
PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2021 AND DECEMBER 31, 2020
(Condensed and Unaudited)
(In thousands, except per share amounts)

	March 31, 2021	December 31, 2020
ASSETS
Investment in real estate:
Land and improvements	$1,549,667	$1,549,362
Building and improvements	3,205,125	3,237,986
In-place lease assets	440,009	441,683
Above-market lease assets	65,212	66,106
Total investment in real estate assets	5,260,013	5,295,137
Accumulated depreciation and amortization	(980,981)	(941,413)
Net investment in real estate assets	4,279,032	4,353,724
Investment in unconsolidated joint ventures	33,813	37,366
Total investment in real estate assets, net	4,312,845	4,391,090
Cash and cash equivalents	20,258	104,296
Restricted cash	41,995	27,641
Goodwill	29,066	29,066
Other assets, net	138,068	126,470
Real estate investment and other assets held for sale	24,369	—
Total assets	$4,566,601	$4,678,563

LIABILITIES AND EQUITY
Liabilities:
Debt obligations, net	$2,276,972	$2,292,605
Below-market lease liabilities, net	97,865	101,746
Earn-out liability	38,000	22,000
Derivative liabilities	42,970	54,759
Deferred income	19,127	14,581
Accounts payable and other liabilities	80,152	176,943
Liabilities of real estate investment held for sale	2,109	—
Total liabilities	2,557,195	2,662,634
Equity:
Preferred stock, $0.01 par value per share, 10,000 shares authorized, zero shares issued and
outstanding at March 31, 2021 and December 31, 2020	—	—
Common stock, $0.01 par value per share, 1,000,000 shares authorized, 280,746 and 279,836
shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	2,807	2,798
Additional paid-in capital	2,746,891	2,739,358
Accumulated other comprehensive loss	(41,695)	(52,306)
Accumulated deficit	(1,023,155)	(999,491)
Total stockholders’ equity	1,684,848	1,690,359
Noncontrolling interests	324,558	325,570
Total equity	2,009,406	2,015,929
Total liabilities and equity	$4,566,601	$4,678,563

Exhibit 99.1
PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020
(Condensed and Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Revenues:
Rental income	$127,623	$128,466
Fees and management income	2,286	2,165
Other property income	472	892
Total revenues	130,381	131,523
Operating Expenses:
Property operating	22,202	21,762
Real estate taxes	16,573	17,112
General and administrative	9,341	10,740
Depreciation and amortization	55,341	56,227
Impairment of real estate assets	5,000	—
Total operating expenses	108,457	105,841
Other:
Interest expense, net	(20,063)	(22,775)
Gain (loss) on disposal of property, net	13,841	(1,577)
Other (expense) income, net	(15,585)	9,869
Net income	117	11,199
Net income attributable to noncontrolling interests	(14)	(1,430)
Net income attributable to stockholders	$103	$9,769
Earnings per common share:
Net income per share attributable to stockholders - basic and diluted	$0.00	$0.03

Exhibit 99.1
Reconciliation of Non-GAAP Measures
Same-Center Net Operating Income
The Company presents Same-Center NOI as a supplemental measure of its performance. The Company defines NOI as total operating revenues, adjusted to exclude non-cash revenue items, less property operating expenses and real estate taxes. For the three months ended March 31, 2021 and 2020, Same-Center NOI represents the NOI for the 274 properties that were wholly-owned and operational for the entire portion of both comparable reporting periods. The Company believes Same-Center NOI provides useful information to its investors about its financial and operating performance because it provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income (loss). Because Same-Center NOI excludes the change in NOI from properties acquired or disposed of after December 31, 2019, it highlights operating trends such as occupancy levels, rental rates, and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Same-Center NOI, and accordingly, PECO’s Same-Center NOI may not be comparable to other REITs.
Same-Center NOI should not be viewed as an alternative measure of the Company’s financial performance as it does not reflect the operations of its entire portfolio, nor does it reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties that could materially impact its results from operations.
Funds from Operations and Core Funds from Operations
FFO is a non-GAAP financial performance measure that is widely recognized as a measure of REIT operating performance. The National Association of Real Estate Investment Trusts (“Nareit”) defines FFO as net income (loss) computed in accordance with GAAP, excluding gains (or losses) from sales of property and gains (or losses) from change in control, plus depreciation and amortization related to real estate, and after adjustments for impairment losses on real estate and impairments of in-substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. The Company calculates FFO Attributable to Stockholders and OP Unit Holders in a manner consistent with the Nareit definition.
Core FFO is an additional financial performance measure used by the Company as FFO includes certain non-comparable items that affect its performance over time. The Company believes that Core FFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods, and that it is more reflective of its core operating performance and provides an additional measure to compare PECO’s performance across reporting periods on a consistent basis by excluding items that may cause short-term fluctuations in net income (loss). To arrive at Core FFO, the Company adjusts FFO Attributable to Stockholders and OP Unit Holders to exclude certain recurring and non-recurring items including, but not limited to, depreciation and amortization of corporate assets, changes in the fair value of the earn-out liability, amortization of unconsolidated joint venture basis differences, gains or losses on the extinguishment or modification of debt, other impairment charges, and transaction and acquisition expenses.
FFO, FFO Attributable to Stockholders and OP Unit Holders, and Core FFO should not be considered alternatives to net income (loss) under GAAP, as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Core FFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate its business plan in the manner currently contemplated.
Accordingly, FFO, FFO Attributable to Stockholders and OP Unit Holders, and Core FFO should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s FFO, FFO Attributable to Stockholders and OP Unit Holders, and Core FFO, as presented, may not be comparable to amounts calculated by other REITs.
Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate and Adjusted EBITDAre
Nareit defines EBITDAre as net income (loss) computed in accordance with GAAP before (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) gains or losses from disposition of depreciable property, and (v) impairment write-downs of depreciable property. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDAre on the same basis.
Adjusted EBITDAre is an additional performance measure used by the Company as EBITDAre includes certain non-comparable items that affect the Company’s performance over time. To arrive at Adjusted EBITDAre, the Company excludes certain recurring and non-recurring items from EBITDAre, including, but not limited to: (i) changes in the fair value of the earn-out liability; (ii) other impairment charges; (iii) amortization of basis

Exhibit 99.1
differences in the Company’s investments in its unconsolidated joint ventures; and (iv) transaction and acquisition expenses.
The Company has included the calculation of EBITDAre to better align with publicly traded REITs. The Company uses EBITDAre and Adjusted EBITDAre as additional measures of operating performance which allow it to compare earnings independent of capital structure, determine debt service and fixed cost coverage, and measure enterprise value. Additionally, the Company believes they are a useful indicator of its ability to support its debt obligations. EBITDAre and Adjusted EBITDAre should not be considered as alternatives to net income (loss), as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Accordingly, EBITDAre and Adjusted EBITDAre should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to amounts calculated by other REITs.

Exhibit 99.1
Same-Center Net Operating Income—The table below compares same-center NOI (in thousands):

	Three Months Ended March 31,		Favorable (Unfavorable)
	2021	2020	$ Change	% Change
Revenues:
Rental income(1)	$92,641	$93,322	$(681)
Tenant recovery income	31,072	31,265	(193)
Reserves for uncollectibility(2)	(1,731)	(2,510)	779
Other property income	469	871	(402)
Total revenues	122,451	122,948	(497)	(0.4)%
Operating expenses:
Property operating expenses	19,501	18,410	(1,091)
Real estate taxes	16,431	17,241	810
Total operating expenses	35,932	35,651	(281)	(0.8)%
Total Same-Center NOI	$86,519	$87,297	$(778)	(0.9)%
(1)Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.
(2)Includes billings that will not be recognized as revenue until cash is collected or the Neighbor resumes regular payments and/or we deem it appropriate to resume recording revenue on an accrual basis, rather than on a cash basis.
Same-Center Net Operating Income Reconciliation—Below is a reconciliation of Net Income to NOI and Same-Center NOI (in thousands):

	Three Months Ended March 31,
	2021	2020
Net income	$117	$11,199
Adjusted to exclude:
Fees and management income	(2,286)	(2,165)
Straight-line rental income(1)	(1,422)	(2,312)
Net amortization of above- and below-market leases	(838)	(788)
Lease buyout income	(797)	(94)
General and administrative expenses	9,341	10,740
Depreciation and amortization	55,341	56,227
Impairment of real estate assets	5,000	—
Interest expense, net	20,063	22,775
(Gain) loss on disposal of property, net	(13,841)	1,577
Other expense (income), net	15,585	(9,869)
Property operating expenses related to fees and management income	816	646
NOI for real estate investments	87,079	87,936
Less: Non-same-center NOI(2)	(560)	(639)
Total Same-Center NOI	$86,519	$87,297
(1)Includes straight-line rent adjustments for Neighbors for whom revenue is being recorded on a cash basis.
(2)Includes operating revenues and expenses from non-same-center properties which includes properties acquired or sold and corporate activities.

Exhibit 99.1

Funds from Operations and Core Funds from Operations—The following table presents the Company’s calculation of FFO, FFO Attributable to Stockholders and OP Unit Holders, and Core FFO and provides additional information related to its operations (in thousands, except per share amounts):

	Three Months Ended March 31,
	2021	2020
Calculation of FFO Attributable to Stockholders and OP Unit Holders
Net income	$117	$11,199
Adjustments:
Depreciation and amortization of real estate assets	54,341	54,817
Impairment of real estate assets	5,000	—
(Gain) loss on disposal of property, net	(13,841)	1,577
Adjustments related to unconsolidated joint ventures	(637)	654
FFO attributable to stockholders and OP unit holders	$44,980	$68,247
Calculation of Core FFO
FFO attributable to stockholders and OP unit holders	$44,980	$68,247
Adjustments:
Depreciation and amortization of corporate assets	1,000	1,410
Change in fair value of earn-out liability	16,000	(10,000)
Amortization of unconsolidated joint venture basis differences	746	467
Loss on extinguishment of debt, net	691	73
Transaction and acquisition expenses	141	45
Core FFO	$63,558	$60,242

FFO Attributable to Stockholders and OP Unit Holders/Core FFO per Share
Weighted-average common shares outstanding - diluted	320,985	333,228
FFO attributable to stockholders and OP unit holders per share - diluted	$0.14	$0.20
Core FFO per share - diluted	$0.20	$0.18

Exhibit 99.1
EBITDAre and Adjusted EBITDAre—The following table presents the Company’s calculation of EBITDAre and Adjusted EBITDAre (in thousands):

	Three Months Ended March 31,		Year Ended December 31,
	2021	2020	2020
Calculation of EBITDAre
Net income	$117	$11,199	$5,462
Adjustments:
Depreciation and amortization	55,341	56,227	224,679
Interest expense, net	20,063	22,775	85,303
(Gain) loss on disposal of property, net	(13,841)	1,577	(6,494)
Impairment of real estate assets	5,000	—	2,423
Federal, state, and local tax expense	166	29	491
Adjustments related to unconsolidated joint ventures	1,132	1,177	3,355
EBITDAre	$67,978	$92,984	$315,219
Calculation of Adjusted EBITDAre
EBITDAre	$67,978	$92,984	$315,219
Adjustments:
Change in fair value of earn-out liability	16,000	(10,000)	(10,000)
Other impairment charges	—	—	359
Amortization of unconsolidated joint venture basis differences	746	467	1,883
Transaction and acquisition expenses	141	45	539
Adjusted EBITDAre	$84,865	$83,496	$308,000

Exhibit 99.1

Financial Leverage Ratios—The Company’s debt to Adjusted EBITDAre, debt to total enterprise value, and debt covenant compliance as of March 31, 2021 allows the Company access to future borrowings as needed in the near term. The following table presents the Company’s calculation of net debt and total enterprise value, inclusive of its prorated portion of net debt and cash and cash equivalents owned through its joint ventures, as of March 31, 2021 and December 31, 2020 (in thousands):

	March 31, 2021	December 31, 2020
Net debt:
Total debt, excluding market adjustments and deferred financing expenses	$2,322,096	$2,345,620
Less: Cash and cash equivalents	20,738	104,952
Total net debt	$2,301,358	$2,240,668

Enterprise value:
Net debt	$2,301,358	$2,240,668
Total equity value(1)	3,384,978	2,797,234
Total enterprise value	$5,686,336	$5,037,902
(1)Total equity value is calculated as the number of common shares and OP units outstanding multiplied by the EVPS as of March 31, 2021 and December 31, 2020, respectively. There were 320.9 million diluted shares outstanding with an EVPS of $10.55 as of March 31, 2021 and 319.7 million diluted shares outstanding with an EVPS of $8.75 as of December 31, 2020.
The following table presents the calculation of net debt to Adjusted EBITDAre and net debt to total enterprise value as of March 31, 2021 and December 31, 2020 (dollars in thousands):

	March 31, 2021	December 31, 2020
Net debt to Adjusted EBITDAre - annualized:
Net debt	$2,301,358	$2,240,668
Adjusted EBITDAre - annualized(1)	309,369	308,000
Net debt to Adjusted EBITDAre - annualized	7.4x	7.3x

Net debt to total enterprise value
Net debt	$2,301,358	$2,240,668
Total enterprise value	5,686,336	5,037,902
Net debt to total enterprise value	40.5%	44.5%
(1) Adjusted EBITDAre is based on a trailing twelve month period.

About Phillips Edison & Company
Phillips Edison & Company, Inc. (“PECO”), an internally-managed REIT, is one of the nation’s largest owners and operators of grocery-anchored shopping centers. PECO’s diversified portfolio of well-occupied neighborhood shopping centers features a mix of national and regional retailers selling necessity-based goods and services in fundamentally strong markets throughout the United States. Through its vertically-integrated operating platform, the Company manages a portfolio of 300 shopping centers, including 278 wholly-owned centers comprising approximately 31.3 million square feet across 31 states (as of March 31, 2021). PECO has generated strong operating results over its 30+ year history and has partnered with leading institutional commercial real estate investors including TPG Real Estate and The Northwestern Mutual Life Insurance Company. The Company remains exclusively focused on creating great grocery-anchored shopping experiences and improving the communities it serves one center at a time. For more information, please visit www.phillipsedison.com.
PECO uses, and intends to continue to use, its Investors website, which can be found at www.phillipsedison.com/investors, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements
Certain statements contained in this press release of Phillips Edison & Company, Inc. (the “Company”) other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the

Exhibit 99.1
Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this report is filed with the U.S. Securities and Exchange Commission (“SEC”). Such statements include, in particular, statements about the Company’s plans, strategies, and prospects (including any potential listing), and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. These risks include, without limitation, (i) changes in national, regional, or local economic climates; (ii) local market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in the Company’s portfolio; (iii) vacancies, changes in market rental rates, and the need to periodically repair, renovate, and re-let space; (iv) changes in interest rates and the availability of permanent mortgage financing; (v) competition from other available properties and the attractiveness of properties in the Company’s portfolio to its tenants; (vi) the financial stability of tenants, including the ability of tenants to pay rent; (vii) changes in tax, real estate, environmental, and zoning laws; (viii) the concentration of the Company’s portfolio in a limited number of industries, geographies, or investments; and (ix) any of the other risks included in the Company’s SEC filings. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods.
Additional important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the SEC and include the risk factors and other risks and uncertainties described in the Company’s 2020 Annual Report on Form 10-K, filed with the SEC on March 12, 2021, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on May 4, 2021, in each case as updated from time to time in the Company’s periodic and/or current reports filed with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statements contained in this release.

Investors:
Phillips Edison & Company, Inc.
Michael Koehler, Vice President of Investor Relations
(513) 338-2743
InvestorRelations@phillipsedison.com

Source: Phillips Edison & Company, Inc.
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